EXHIBIT (e)(1)(ix)

STERLING CAPITAL FUNDS

AMENDMENT TO THE UNDERWRITING AGREEMENT

THIS AMENDMENT is made as of November 24, 2014 by and among Sterling Capital Distributors, LLC, a Delaware limited liability company (formerly Sterling Capital Distributors, Inc.) (the “Distributor”), Sterling Capital Funds, a Massachusetts business trust (the “Trust”), and Sterling Capital Management LLC, an investment adviser registered with the Securities and Exchange Commission (the “Adviser”).

RECITALS

WHEREAS, the Distributor, the Trust, and the Adviser entered into the certain Underwriting Agreement, dated April 23, 2007, as amended and restated as of April 1, 2012 (as may be amended or restated in the future, the “Agreement”), pursuant to which the Distributor serves as principal underwriter and distributor for the investment portfolios of the Trust identified on Exhibit A thereto; and

WHEREAS, in accordance with Section 16 of the Agreement, the Distributor, the Trust, and the Adviser wish to amend Exhibit A;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:

1.        Exhibit A to the Agreement is hereby superseded and replaced with Amended and Restated Exhibit A attached hereto.

2.        Miscellaneous.

(a)      Section headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(b)      This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

(c)      Except as provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.

(d)      The names “Sterling Capital Funds” and “Trustees of Sterling Capital Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of February 1, 2011, as amended, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Sterling Capital Funds” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL DISTRIBUTORS, LLC

By:	/s/ Mark Fairbanks
Name: Mark Fairbanks
Title: President

STERLING CAPITAL FUNDS

By:	/s/ James T. Gillespie
Name: James T. Gillespie
Title: President

STERLING CAPITAL MANAGEMENT LLC

By:	/s/ Kenneth R. Cotner
Name:	Kenneth R. Cotner
Title:	Managing Director

AMENDED AND RESTATED EXHIBIT A

THIS EXHIBIT A to the Underwriting Agreement, effective as of November 24, 2014 (except as otherwise noted below) (the “Effective Date”), is made by and among Sterling Capital Distributors, LLC, Sterling Capital Funds, and Sterling Capital Management LLC as of the Effective Date.

FUNDS

Sterling Capital Short Duration Bond Fund (f/k/a Sterling Capital Short-Term Bond Fund) Sterling

Capital Intermediate U.S. Government Fund

Sterling Capital Large Cap Value Diversified Fund (f/k/a Sterling Capital Select Equity Fund) Sterling

Capital North Carolina Intermediate Tax-Free Fund

Sterling Capital Strategic Allocation Conservative Fund

Sterling Capital Strategic Allocation Balanced Fund

Sterling Capital Strategic Allocation Growth Fund

Sterling Capital South Carolina Intermediate Tax-Free Fund

Sterling Capital Virginia Intermediate Tax-Free Fund

Sterling Capital Total Return Bond Fund

Sterling Capital Mid Value Fund

Sterling Capital West Virginia Intermediate Tax-Free Fund

Sterling Capital Kentucky Intermediate Tax-Free Fund

Sterling Capital Maryland Intermediate Tax-Free Fund

Sterling Capital Special Opportunities Fund

Sterling Capital Equity Income Fund

Sterling Capital Small Cap Value Diversified Fund (f/k/a Sterling Capital Small Value Fund) Sterling Capital Corporate Fund

Sterling Capital Securitized Opportunities Fund

Sterling Capital Ultra Short Bond Fund

Sterling Capital Long/Short Equity Fund

Sterling Capital Behavioral International Equity Fund

STERLING CAPITAL DISTRIBUTORS, LLC

By:	/s/ Mark Fairbanks
Name: Mark Fairbanks
Title: President

Accepted:

STERLING CAPITAL FUNDS

By:	/s/ James T. Gillespie
Name: James T. Gillespie
Title: President

STERLING CAPITAL MANAGEMENT LLC

By:	/s/ Kenneth R. Cotner
Name:	Kenneth R. Cotner
Title:	Managing Director

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